SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (Date of earliest event reported):  January 11, 2001
                                                           ---------------------

                                Netgateway, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State of Other Jurisdiction of Incorporation)


             000-27941                                     87-0591719
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     (Commission File Number                   (IRS Employer Identification No.)


754 East Technology Avenue, Orem, Utah                        84097
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(Address of Principal Executive Offices)                   (Zip Code)


                                  801.227.0004
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              (Registrant's Telephone Number, Including Area Code)


             300 Oceangate, 5th Floor, Long Beach, California 90802
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          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

On January 11, 2001, Galaxy Enterprises, Inc., a wholly-owned subsidiary of Netgateway, Inc. (the "Company"), entered into agreements with Capistrano Capital, LLC ("Capistrano"), pursuant to which the Company sold to Capistrano all of the capital stock of IMI, Inc. ("IMI"), a wholly-owned subsidiary of the Company engaged in the design, manufacture and marketing of multimedia brochure kits, shaped compact discs and similar products and services intended to facilitate conducting business over the Internet. In connection with the sale, the parties also entered into a Support Services Agreement pursuant to which the Company has agreed to provide, on a fee basis, certain administrative services to IMI for a period of sixty days following the closing of the transaction.

In consideration of the sale of the capital stock of IMI, Capistrano paid the Company three hundred thousand dollars ($300,000) in cash. In addition, in connection with the transaction, IMI issued a promissory note to the Company in the amount of one million three hundred thirty-one thousand five hundred eighty-nine dollars ($1,331,589), evidencing inter-company advances made by the Company and its affiliates to IMI, which bears interest at 8% per annum. The note matures in ten years. Interest and principal will be repaid at the rate of two cents ($0.02) per compact disk shipped by IMI and paid for by its customers. The note is secured by the personal property of IMI.

Item 5.  Other Items.

On January 10, 2001, the Company announced in a press release that it withdrew its appeal of the Nasdaq Staff's decision to delist its common stock, and its common stock was delisted from The Nasdaq National Market effective with the opening of business on January 10, 2001. The Company had previously announced that it would appeal the Nasdaq staff's decision to delist its securities from The Nasdaq National Market System as a result of its inability to meet Nasdaq's continued listing requirements. The Company's new management determined that such an appeal would be fruitless, distract management from other pressing matters and result in significant incremental expenditures by the Company. Accordingly, the Company informed Nasdaq that it did not expect to be able to propose an acceptable compliance plan and withdrew its appeal, which had been set for January 11, 2001. The common stock of the Company has traded on the over-the-counter electronic bulletin board sponsored by Nasdaq since January 10, 2001.

As a result of the delisting, the Private Equity Credit Agreement that the Company entered into on August 2, 2000 may be terminated by the provider thereof on 30 days notice. The delisting constitutes an additional basis upon which the related convertible debenture could be declared to be in default. The Company is currently in discussions with the provider of these facilities with regard to their status.

The press release issued on January 10, 2001, by Netgateway, Inc. is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

          (a)  Financial Statements. Not Applicable.
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          (b)  Pro Forma Financial Information.  Not Applicable.
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          (c)  Exhibits.  Each of the exhibits  listed below were filed exhibits to the registrant's Form 8-K, dated January 16, 2001, and are hereby incorporated herein by this reference.

                 10.82   Stock   Purchase   Agreement  by  and  between   Galaxy
                         Enterprises, Inc. and Capistrano Capital, LLC, dated January 11, 2001.

                 10.83 Note issued to Galaxy Enterprises, Inc. by IMI, Inc., dated January 11, 2001.

                 10.83 Security Agreement by and among Galaxy Enterprises, Inc., Galaxy Mall, Inc., Netgateway, Inc., and IMI, Inc., dated January 11, 2001.

                  99.1   Netgateway, Inc. press release, dated January 10, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Netgateway, Inc.


Date: March 8, 2001            By: /s/  Frank C. Heyman
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                                        Frank C. Heyman, Chief Financial Officer